UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2011

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

The special meeting of shareholders was held in Atlanta, Georgia on June 14, 2011. Holders of an aggregate of 78,338,184 shares of our common stock at the close of business on April 18, 2011, were entitled to vote at the special meeting, of which 58,556,609 or 74.75% of the eligible voting shares were represented in person or by proxy. At the special meeting, our shareholders were presented with three proposals, as set forth in our joint proxy statement / prospectus. Our shareholders voted as follows:

Proposal 1 – Approve the issuance of shares of AGL Resources Inc. common stock as contemplated by the Agreement and Plan of Merger, dated as of December 6, 2010, among AGL Resources Inc., Apollo Acquisition Corp., Ottawa Acquisition LLC and Nicor Inc.

For	54,222,487
Against	2,600,245
Abstain	1,733,877
Broker Non-Votes	n/a

Proposal 2 – Approve an amendment to AGL Resources Inc.’s amended and restated articles of incorporation to increase the number of directors that may serve on AGL Resources Inc’s board of directors from 15 to 16 directors.

For	55,558,593
Against	1,216,282
Abstain	1,781,734
Broker Non-Votes	n/a

Proposal 3 – Adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the issuance of shares and / or the amendment to AGL Resources Inc.’s amended and restated articles of incorporation.

For	52,834,208
Against	3,977,660
Abstain	1,744,741
Broker Non-Votes	n/a

Item 8.01 Other Events
On June 14, 2011, AGL Resources issued a press release announcing the results of the special meeting of shareholders. The proposed merger is expected to close in the second half of 2011, subject to remaining approvals, including the Illinois Commerce Commission, the state agency that regulates Nicor and establishes rates. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 14, 2011 announcing AGL Resources and Nicor Shareholders approve proposed merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: June 14, 2011	/s/Andrew W. Evans
Andrew W. Evans Executive Vice President and Chief Financial Officer

Exhibit No.	Description
99.1	Press release dated June 14, 2011 announcing AGL Resources and Nicor Shareholders approve proposed merger